UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2023 (November 6, 2023)

Kaival Brands Innovations Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56016	83-3492907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4460 Old Dixie Highway

Grant-Valkaria, Florida 32949

(Address of principal executive office, including zip code)

Telephone: (833) 452-4825

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KAVL	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 7, 2023, Kaival Brands Innovations Group, Inc., a Delaware corporation (the “Company”) received written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the Company failed to hold an annual meeting of shareholders within twelve (12) months after its fiscal year ended on October 31, 2022, as required by Nasdaq Listing Rule 5620(a) (the “Annual Meeting Listing Rule”). The Notice is only a notification of deficiency, not of imminent delisting. Therefore, the Notice has no current effect on the listing or trading of the Company’s securities on Nasdaq.

The Notice states that the Company has 45 calendar days, or until December 22, 2023, to submit a plan to regain compliance with the Annual Meeting Listing Rule. The Company intends to submit a plan (which would most likely include the calling and holding of an annual meeting) to regain compliance with the rule within the required timeframe. While the plan is pending, the Company’s securities will continue to trade on Nasdaq.

If Nasdaq accepts the Company’s plan, Nasdaq may grant the Company an extension of up to 180 calendar days from the Company’s fiscal year end, or until May 6, 2024, to regain compliance. The Notice further states that in determining whether to accept the Company’s plan, Nasdaq will consider such things as the likelihood that the annual meeting can be held within the 180-day period, the Company’s past compliance history, the reasons for the delayed meeting, other corporate events that may occur during the review period, the Company’s overall financial condition and its public disclosures. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2023, the Company’s board of directors (the “Board”), pursuant to the powers of the Board provided for under applicable Delaware law, approved the creation of the new officer position of Executive Chairman and appointed Barry M. Hopkins, the current Chairman of the Board of the Company, to the office of Executive Chairman. By unanimous consent to action dated November 9, 2023, the Board approved the duties and responsibilities of the office of Executive Chairman. In this role, Mr. Hopkins will serve as the Company’s principal executive officer. Mr. Hopkins will also continue to serve as Chairman of the Board. Eric Mosser, the current President and Chief Executive Officer of the Company, will continue in those positions to manage the Company’s day-to-day operations.

The duties and responsibilities of the Executive Chairman are as follows:

1.       The Executive Chairman will act as the principal executive officer of the Company, with the President and Chief Executive Officer continuing to have primary responsibility for managing the day-to-day operations of the Company under the supervision of the Executive Chairman. The Executive Chairman shall provide advice and consultation to the President and Chief Executive Officer of the Company and the Company’s other officers regarding the overall management of the business and affairs of the Company. All significant strategic initiatives and projects of the Company shall require prior consultation with and approval by the Executive Chairman.

2.       Define and set the Company’s strategic direction and, working with the President and Chief Executive Officer and other officers of the Company, ensure that the Company’s strategic direction is (a) properly communicated to the Board for its approval as required or deemed appropriate and (b) implemented by the Company.

3.       Chair annual and special Board meetings and annual stockholder meetings and, subject to availability and invitation, attend meetings of the committees of the Board.

4.       Provide guiding principles for the proper functioning of Board and its committees in accordance with applicable laws, rules and regulations.

5.       Foster and promote the integrity of the Board and a culture where the Board works harmoniously for the long-term benefit of the Company and its stockholders.

6.       Act as liaison between the Board and the officers of the Company to ensure that strategic policy and other decisions of the Board are fully presented to and discussed, debated, and decided by the Board.

7.       Consult with Board members outside the regularly scheduled meetings of the Board as required.

8.       Ensure that there is efficient communication among the Executive Chairman, the President and Chief Executive Officer, other officers and employees of the Company and Board members.

9.       Partner with the President and Chief Executive Officer, work to strengthen the Company’s relationships with existing customers and foster key relationships that lead to new business. In this regard, the Executive Chairman will act as the Company’s representative with current and potential commercial partners of the Company and also potential sources of financing for the Company.

Mr. Hopkins, 72, joined the Company on March 19, 2023 as a director and Chairman of the Board. Mr. Hopkins has decades of experience in business development, performance management, and retail, having spent over thirty years with Altria, one of the world’s largest producers and marketers of tobacco, cigarettes and related products. While at Altria, Mr. Hopkins served in various roles, including District Manager, Vice President of Sales, Vice President of Trade Marketing, and Vice President of National accounts. In 2005, Mr. Hopkins founded Ideas in Motion, a consulting company. For seven years while running Ideas in Motion, Mr. Hopkins consulted with Turning Point Brands, a consumer products company that markets and distributes products including alternative smoking accessories and consumables. Mr. Hopkins eventually joined Turning Point Brands in 2012 as a Senior Executive and gradually transitioned to other senior level roles including Senior Vice President of Sales and Marketing, and Senior Vice President of Executive Organizational Development. Mr. Hopkins remained at Turning Point Brands for over eleven years and, while there, garnered recognition for the development and implementation of a systematic connection process that ultimately resulted in eight record setting quarters exceeding all prior sales and profit objectives. The Board believes Mr. Hopkins is qualified to serve on the Board because of his considerable experience in retail and knowledge of the tobacco and cigarette industry.

Mr. Hopkins (a) is not a party to any arrangement or understanding with any other person pursuant to which he was selected as a director of the Company and (b) has not been involved in any transactions with the Company or related persons of the Company that would require disclosure under Item 404(a) of the Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 13, 2023	Kaival Brands Innovations Group, Inc.

	By:	/s/ Eric Mosser
Eric Mosser
Chief Executive Officer and President